UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Bank of South Carolina Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BANK OF SOUTH CAROLINA CORPORATION
256 Meeting Street
Charleston, South Carolina 29401
(803) 724-1500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 11, 2023

Dear Shareholder:

I cordially invite you to attend the Annual Meeting of Shareholders of Bank of South Carolina Corporation, to be held on April 11, 2023 at 2:00 p.m. EDT at 256 Meeting Street, Charleston, South Carolina 29401, for the following purposes:

1.	to elect eighteen Directors to our Board of Directors to serve a one-year term;

2.	to ratify the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm for the year ended December 31, 2023;

3.	to transact such other business as may properly come before the Annual Meeting or any adjournment of the meeting.

The Board of Directors has set the close of business on February 23, 2023 as the record date to determine the Shareholders who are entitled to vote at the Annual Meeting. Under rules of the Securities and Exchange Commission, we are providing access to our proxy materials by sending you this full set of proxy materials, including a proxy card, and notifying you of the availability of our proxy materials on the internet.

Although we would like each Shareholder to attend the Annual Meeting, we realize that for some of you this is not possible. Whether or not you plan to attend the Annual Meeting, we encourage you to vote as soon as possible through the internet, by telephone or by signing, dating and mailing your proxy card in the enclosed postage-paid envelope. Internet voting permits you to vote at your convenience, 24 hours a day, seven days a week. For specific instructions on voting, please refer to the instructions on the enclosed proxy card.

Our 2023 Proxy Statement and Annual Report for the year ended December 31, 2022 are available free of charge at http://www.banksc.com and http://www.proxyvote.com.

Your vote is very important, and I appreciate the time and consideration that I am sure you will give it.

On behalf of the Board of Directors,

/s/ Richard W. Hutson, Jr.
Richard W. Hutson, Jr., Secretary
March 2, 2023

PROXY STATEMENT

FOR

THE ANNUAL MEETING OF SHAREHOLDERS

OF BANK OF SOUTH CAROLINA CORPORATION

 TO BE HELD ON APRIL 11, 2023

PROXY STATEMENT

The Board of Directors of Bank of South Carolina Corporation (the “Company”) is using this Proxy Statement to solicit Proxies from the Company’s Shareholders for the 2023 Annual Meeting of Shareholders. The Company is making this Proxy Statement and the enclosed form of Proxy available to its Shareholders on or about March 2, 2023. The mailing address of the Company's principal executive offices is 256 Meeting Street, Charleston, South Carolina 29401.

The information provided in this Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. The Board encourages you to read it carefully.

INFORMATION ABOUT THE ANNUAL MEETING

Time and Place of the Annual Meeting

The Annual Meeting will be held as follows:

Date:	April 11, 2023

Time:	2:00 p.m. Eastern Daylight Time

Place:	The Bank of South Carolina, 256 Meeting Street, Charleston, South Carolina

Matters to be Considered at the Annual Meeting

At the meeting, you will be asked to consider and vote upon the following matters:

Proposal 1:	To elect eighteen Directors of Bank of South Carolina Corporation to serve until the Company’s 2024 Annual Meeting of Shareholders;

Proposal 2:	To ratify the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm for the year ended December 31, 2023;

Proposal 3:	To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDERS’ MEETING TO BE HELD APRIL 11, 2023

This Proxy Statement (providing important information for the Annual Meeting) and the Company’s Annual Report (which includes its Annual Report on Form 10-K as filed with the Securities and Exchange Commission) accompany this Notice. The Proxy Statement and 2022 Annual Report to Shareholders are available at http://www.banksc.com and at http://www.proxyvote.com.

Who is Entitled to Vote?

The Board of Directors of the Company has fixed the close of business on February 23, 2023, as the record date for Shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders. Only holders of record of Bank of South Carolina Corporation’s Common Stock on that date are entitled to notice of and to vote at the Annual Meeting. Each Shareholder is entitled to one vote for each share of Bank of South Carolina Corporation Common Stock that the Shareholder owns; provided, however, that the Shareholders have cumulative voting rights for the election of Directors. The right to cumulate votes means that the Shareholders are entitled to multiply the number of votes they are entitled to cast by the number of Directors for whom they are entitled to vote and cast the product for a single candidate or distribute the product among two or more candidates. On February 23, 2023, there were 5,552,351 shares of Bank of South Carolina Corporation’s Common Stock outstanding and entitled to vote at the Annual Meeting.

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How Do I Vote?

If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, broker or other nominee, you may vote in one of four ways.

1.	You may vote over the internet. If you have internet access, you may vote your shares from any location in the world by following the “Vote by Internet” instructions on the enclosed proxy card.

2.	You may vote by telephone. You may vote your shares by following the “Vote by Telephone” instructions on the enclosed proxy card.

3.	You may vote by mail. You may vote by completing and signing the proxy card enclosed with this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States.

4.	You may vote in person. If you attend the Annual Meeting, you may vote by delivering your completed proxy card in person or voting in person at the Annual Meeting.

How Do I Vote at the Annual Meeting?

Proxies are solicited to provide all Shareholders of record on the voting record date an opportunity to vote on matters scheduled for the Annual Meeting and described in these materials. You are a Shareholder of record if your shares of the Company’s Common Stock are held in your name. If you are a beneficial owner of the Company’s Common Stock held by a broker, bank or other nominee (i.e., in “street name”), please see the instructions in the following question.

Shares of the Company’s Common Stock can only be voted if the Shareholder is present in person or by Proxy at the Annual Meeting. To ensure your representation at the Annual Meeting, the Board recommends that you vote by Proxy even if you plan to attend the Annual Meeting. You can always change your vote at the meeting if you are a Shareholder of record.

Voting instructions are included in this material. Shares of the Company’s Common Stock represented by properly executed Proxies will be voted by the individuals named on the Proxy, selected by the Board of Directors, in accordance with the Shareholder’s instructions. Where properly executed Proxies are returned with no specific instructions as how to vote at the Annual Meeting, the persons named in the Proxy will vote the shares” “For” the election of each of the eighteen nominees named in Proposal 1 and “For Proposal 2. If any other matters are properly presented at the Annual Meeting for action, the persons named in the enclosed Proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment.

As a Shareholder of the Company’s Common Stock, you may receive more than one Proxy card depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children. In this example, you will receive three separate Proxy cards to vote.

What if My Shares Are Held in Street Name?

If your shares are held in street name, you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or a letter from the record holder of your shares are examples of proof of ownership. If you want to vote your shares of the Company’s Common Stock held in street name in person at the Annual Meeting, you will have to get a written Proxy in your name from the broker, bank or other nominee who holds your shares.

The solicitation of Proxies on behalf of the Board of Directors is conducted by Directors, officers and regular employees of the Company and its wholly owned subsidiary, The Bank of South Carolina (the “Bank”), at no additional compensation over regular salaries. All proxy solicitation expenses, including the cost of printing and mailing of all Proxy materials, will be paid by the Company. Brokers and others involved in handling and forwarding the Proxy materials to their customers having beneficial interests in the stock of the Company registered in the names of Nominees will be reimbursed for their reasonable expenses in doing so.

How Many Shares Must Be Present to Hold the Meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by Proxy, of at least a majority of the shares of the Company’s Common Stock entitled to vote at the Annual Meeting as of the record date shall constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

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What if a Quorum is Not Present at the Meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the Shareholders present or represented by Proxy may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the meeting is adjourned for 30 days or more. An adjournment will have no effect on the business that may be conducted at the meeting.

Will Cumulative Voting Apply for the Election of Directors?

Yes. Per Article II, Section 13 of the Company’s by-laws, every shareholder entitled to vote on the election of directors has the right to vote the number of shares owned for as many persons as there are directors to be elected, or to cumulate their votes by giving one candidate a number of votes equal to the number of directors multiplied by the number of shares owned by the shareholder, or by distributing such votes among any number of candidates. A shareholder who intends to cumulate their votes shall either (1) give written notice of such intention to the President or other officer of the Company at least 48 hours before the Annual Meeting, or (2) announce their intention at the Annual Meeting before the voting for directors begins.

How will votes be counted?

“Withhold” votes, abstentions, and broker non-votes are counted as present or represented for purposes of determining the presence of absence of a quorum for the Annual Meeting. A broker non-vote occurs when a nominee holding shares in street name for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner.

Under New York Stock Exchange (“NYSE”) rules, Proposal 2, the ratification of the appointment of Elliott Davis, LLC, as the Company’s independent registered public accounting firm for 2023, is considered a “routine” matter, which means that brokerage firms may vote in their discretion on this proposal on behalf of clients who have not furnished voting instructions. However, Proposal 1, the election of directors, is a non-routine matter under the NYSE rules, which means that brokerage firms that have not received voting instructions from their clients on this matter may not vote on this proposal.

With respect to Proposal 1, the election of directors, only “for” and “withhold” votes may be cast. Broker non-votes are not considered votes cast for the foregoing purpose and will therefore have no effect on the election of director nominees. “Withhold” votes will also generally have no effect on the election of director nominees.

With respect to Proposal 2, you may vote “for” or “against” this proposal or you may “abstain” from voting on this proposal. Abstentions will be counted as votes present or represented and entitled to vote on this proposal and will therefore have the same effect as a vote “against” this proposal. Because Proposal 2 is considered a “routine” matter, we do not expect any broker non-votes with respect to this proposal.

What vote is required to approve each of the proposals?

The following sets forth the voting requirement to approve each of the proposals:

Proposal 1, Election of Directors. Directors are elected by a plurality of votes cast (meaning that the 18 director nominees who receive the highest number of votes cast “for” their election will be elected as directors).

Proposal 2, Ratification of the Appointment of Independent Registered Public Accounting Firm. Ratification of the appointment of Elliott Davis, LLC, to serve as the Company’s independent registered public accounting firm for 2023 requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the proposal (meaning that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved).

Other Items. Approval of any other matters requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the item (meaning that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “for” the item for it to be approved).

How do I revoke my proxy or change my vote?

You may revoke your proxy or change your vote at any time before the vote is taken at the Annual Meeting. If you are a shareholder of record, you may revoke your proxy or change your vote by (1) submitting a written notice of revocation to the Company’s President; (2) delivered a proxy bearing a later date via the internet, by telephone, or by mail until the applicable deadline for each method; or (3) attending the Annual Meeting and voting in person. Attending the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote during the meeting. For all methods of voting, the last vote cast will supersede all previous votes. If you hold your shares in street name and you have instructed your broker, bank, trustee, or other nominee to vote your shares, you may revoke or change your voting instructions by following the specific instructions provided to you by your broker, bank, trustee, or other nominee.

PROPOSAL 1: ELECTION OF DIRECTORS:

Our by-laws provide for a Board of Directors consisting of not fewer than 15 individuals and not more than 25 individuals. The number of Directors may be increased or decreased from time to time by majority vote of the Board of Directors or the Shareholders.

The Board of Directors proposes that the eighteen nominees described below be elected for a new term expiring at the 2024 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified. Each nominee has agreed to serve if elected. If any named nominee is unable to serve, the Board of Directors, upon the recommendation of the Nominating Committee, may select different nominees for election as Directors.

The name of each Nominee designated by the Board of Directors of the Company for election as a Director of the Company and certain information provided by such Nominee to the Company are set forth in the table below.

The Board of Directors believes that it is necessary for each one of our Directors to possess many qualities and skills to fulfill his or her role successfully. When searching for new candidates, the Nominating Committee considers the evolving needs of the Board of Directors and searches for candidates that fill any current or anticipated future gap. The Board of Directors also believes that all Directors must possess a considerable amount of business management (such as experience as a Chief Executive Officer or Chief Financial Officer) and educational experience. The Nominating Committee first considers management experience and then considers issues of judgment, background, community involvement, conflicts of interest, integrity, ethics, and commitment to the goal of maximizing Shareholder value when considering Director candidates. The Nominating Committee focuses on issues of diversity, such as diversity in gender, race and national origin, education, professional experience and differences in viewpoints and skills. The Nominating Committee does not have a formal policy with respect to diversity; however, the Board of Directors and the Nominating Committee believe that it is essential that the Board Members represent diverse viewpoints. The Company's board diversity matrix is available on its website, http//:www.banksc.com, under “Investor Relations - Overview - Committee Charting.” In considering candidates for the Board of Directors, the Nominating Committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing Directors for re-election, the individual’s contributions to the Board are also considered.

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Certain information with respect to each of the nominees is set forth below, including his or her principal occupation, qualifications, and directorships during the past five years. The Nominating Committee, whose goal is to assemble a Board that operates cohesively, encourages candid communication and discussion, and focuses on activities that help us maximize Shareholder value, recommends each of the nominees to the Board of Directors. The Nominating Committee also looks at the individual strengths of Directors, his or her ability to contribute to the Board, and whether his or her skills and experience complement those of the other Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR ALL” OF THE NOMINEES.

Executive Officer Directors

Susanne K. Boyd	Age 46	First elected to the Board 2018

Ms. Boyd has been with the Bank since 1997 and has served as the Courier Teller, Check Card Specialist, Electronic Banking Officer, Information Security Officer, Assistant Vice President, Vice President, and Senior Vice President of Operations and Technology. She has served as the Chief Operating Officer for the Bank and the Corporation since November 2015 and was named Executive Vice President for the Bank and Corporation in December 2017. Ms. Boyd is a graduate of College of Charleston, South Carolina Bankers School and Georgia Bankers Association Southern Operations and Technology School. She has received training in Information Security, Administration of the Bank’s core system, Internet Banking Compliance and Cyber Crime and is a Certified Regulatory Vendor Program Manager. Ms. Boyd has served on the South Carolina Bankers Association Operations Committee and has been a member of the InfraGard South Carolina Chapter. Ms. Boyd serves on the Executive/Long-Range Planning Committee and Asset Liability/Investment Committee.

The Nominating Committee recommends the re-election of Ms. Boyd to the Board of Directors given her broad and unique experience in banking, in-depth knowledge of the technology and its risks related to banks, and continued commitment to the success of the Company.

Fleetwood S. Hassell	Age 63	First elected to the Board 2006

Mr. Hassell has been with the Bank since its organization in 1986. During his career of over thirty-six years in banking, Mr. Hassell has held the position of Assistant Vice President, Vice President, Senior Vice President, Executive Vice President, Senior Lender, and now, President/Chief Executive Officer. Born and raised in Charleston, SC, Mr. Hassell earned a BS and MBA from the University of South Carolina School of Business. He was elected to the Board of Directors of the Bank and the Company in 2006. Mr. Hassell serves as an Administrator and Trustee of the Bank of South Carolina Employee Stock Ownership Plan and Trust. Mr. Hassell previously served on the boards of the South Carolina State Board of Financial Institutions and the Association of the Blind and Visually Impaired. Currently, he serves on the Board of the Trident United Way (Past Chairman), The College of Charleston Foundation Board, and the South Carolina Bankers Association (Chariman). Mr. Hassell serves on the Executive/Long-Range Planning Committee, Asset Liability/Investment Committee, Community Reinvestment Act Committee, and Loan Committee.

Given Mr. Hassell’s experience in banking, his strong background in commercial lending and business development and his current participation and contributions made to the Board of Directors and its committees, the Nominating Committee recommends his re-election to the Board.

Hugh C. Lane, Jr.	Age 74	First elected to the Board 1995

Mr. Lane, brother of Charles G. Lane, organized the Bank in 1986, where he served as President/Chief Executive Officer of the Bank from 1986 until 2012. He served as Chairman of the Board of Directors of the Bank since its organization in 1986, and Chairman of the Board of Directors of the Company since its organization in 1995. Mr. Lane was born in Charleston, SC. He earned a BA in economics from the University of Pennsylvania. Mr. Lane began his banking career at Citizens and Southern National Bank of Georgia in Atlanta. His banking career also included working in the Bond, Leasing, and International Departments at the Chemical Bank in New York; City Executive of Citizens and Southern National Bank in Sumter, South Carolina; and Executive Vice President, heading the Citizens and Southern National Bank’s Southern Region. Mr. Lane also served on the Board of Directors of Citizens and Southern National Bank of South Carolina for 14 years. Mr. Lane formerly served as an Administrator and Trustee of the Bank of South Carolina Employee Stock Ownership Plan and Trust. In addition to his responsibilities at The Bank of South Carolina, Mr. Lane is the former Chairman of the Charleston County Conservation Board, former Vice Chairman of the Baruch Foundation, and is the past Treasurer of Board of Trustees of Ashley Hall School. He has been the recipient of Honorary Doctorates from Charleston Southern University, The Citadel, and Wofford College. He has also received the “Distinguished Citizen Award” from Wofford College National Alumni Council, the Avery Citizenship Award for outstanding community service, the Joseph P. Riley Leadership Award, and the Order of the Palmetto presented by the Governor of South Carolina. In 2015, Mr. Lane was inducted into the South Carolina Business Hall of Fame. Mr. Lane serves on the Executive/Long-Range Planning Committee, Asset Liability/Investment Committee, Community Reinvestment Act Committee, and Loan Committee.

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The Nominating Committee recommends the re-election of Mr. Lane to the Board of Directors based on his unique and valuable perspective relevant to our Bank’s business and financial performance and strong commitment to the local community. In addition, the Committee considered his current contribution to the Board and his continued devotion to serving the Shareholders of the Company.

Douglas H. Sass	Age 65	First Elected to the Board 2013

Mr. Sass joined the Bank in January 1994. He has over thirty-eight years of experience in banking and oversaw the implementation of the Bank’s Real Estate Appraisal Review Program. He has served in various officer level positions at the Bank, including Security Officer, Appraisal Officer, and CRA Officer before becoming Executive Vice President and Senior Lender in April 2012. Additionally, he oversees the Bank’s Loan Department and Credit Department. Mr. Sass serves as an Administrator and Trustee of the Bank of South Carolina Employee Stock Ownership Plan and Trust. Mr. Sass is a native of Charleston and a graduate of The Citadel with a degree in Business Administration. He is a graduate of the South Carolina Bankers School and The Graduate School of Bank Management at the University of Virginia. Mr. Sass is the immediate past President of The Charleston Museum Board of Trustees, and is active in various civic organizations. Mr. Sass serves on the Executive/Long-Range Planning Committee, Asset Liability/Investment Committee, Community Reinvestment Act Committee, and Loan Committee.

Based on Mr. Sass’s experience in banking, appraising, his robust background in commercial lending and business development, and his continued devotion to the success of the Company, the Nominating Committee recommends his re-election to the Board.

Eugene H. Walpole, IV	Age 37	First elected to the Board 2018

Mr. Walpole joined the Bank in September 2012. Since that time, he has served as an Assistant Vice President, Vice President, and Senior Vice President in the role of Risk Management Officer. In March 2016, Mr. Walpole was named Chief Financial Officer of the Bank and Corporation and, in December 2017, was named Executive Vice President of the Bank and Corporation. Mr. Walpole also serves as Administrator and Trustee of the Bank of South Carolina Employee Stock Ownership Plan and Trust. Prior to joining the Bank, Mr. Walpole spent four years performing financial statement audits, regulatory filing reviews, and Sarbanes-Oxley 404 compliance testing for publicly traded and privately held financial institutions. Mr. Walpole is a Charleston native and graduate of Presbyterian College, University of South Carolina, and South Carolina Bankers School. He holds the designations of Certified Public Accountant, Certified Financial Services Auditor, and a Certification in Risk Management Assurance. Mr. Walpole previously served on the Board of the Lowcountry Land Trust and currently serves on the Boards of Coastal Conservation Association of South Carolina as well as the Preservation Society of Charleston. Mr. Walpole serves on the Executive/Long-Range Planning Committee, Asset Liability/Investment Committee, Community Reinvestment Act Committee, and Loan Committee and oversees the Bank's Mortgage Department.

The Nominating Committee recommends the re-election of Mr. Walpole to the Board of Directors given his experience in banking, in-depth knowledge of the financials of the Company, commitment to the local community, and continued devotion to the success of the Company.

Non-Employee Directors and Nominee

David W. Bunch	Age 72	First elected to the Board 2009

Mr. Bunch has been a member of the Board of Directors of the Bank and the Company since 2009. He was born in Charleston, South Carolina and graduated from Clemson University. He has been employed by XO Bunch Organizations since 1973, serving as President, Hughes Motors, Inc.; Vice-President, Bunch Leasing Co.; Vice-President, Florence Truck Center, Inc.; Partner, Bunch Truck & Equipment, LLC; Partner, Bunch & Sons-Real Estate; Managing member, Wando Properties, LLC; and President, Double D Leasing Co., Inc. In addition to serving on the Board of Directors of the Bank and Company, Mr. Bunch serves as Chairman of the Loan Committee and Community Reinvestment Act Committee.

The Nominating Committee recommends the re-election of David Bunch to the Board of Directors based on his valuable knowledge of business and his participation on the Loan, Community Reinvestment Act, and Audit & Compliance Committees.

Graham M. Eubank, Jr.	Age 55	First elected to the Board 2005

Mr. Eubank has been a member of the Board of Directors of the Bank and the Company since 2005. He was born in Fayetteville, North Carolina and raised in Charleston, South Carolina. He received a BS in Management from Clemson University. He is also a graduate of the National Automobile Dealers Association Dealer Candidate Academy. In 1992, Mr. Eubank began working with his family’s business, Palmetto Ford, Inc. where he has held various positions including New Car Sales Manager, Used Car Sales Manager and Parts and Service Director. Currently Mr. Eubank is President and CEO of the Palmetto Car and Truck Group which is comprised of Ford, Lincoln, Mama’s Used Cars and Quick Lane Auto and Tire Center. In addition to serving on the Board of Directors of the Bank and the Company, Mr. Eubank currently serves on the Nominating Committee and is the Chairman of the Compensation Committee.

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As a local business owner, Mr. Eubank provides an important perspective on economic issues relevant to our community and company, which is why the Nominating Committee recommends Mr. Eubank for re-election to the Board of Directors.

Elizabeth M. Hagood	Age 61	First elected to the Board 2013

Mrs. Hagood is the former Executive Director of the Lowcountry Land Trust. Mrs. Hagood grew up in Charlotte, NC and graduated from Davidson College and the Darden School of Business at the University of Virginia. Mrs. Hagood currently serves on the Boards of the Preservation Society of Charleston, Conservation Loan Fund of the Coastal Community Foundation, Open Space Institute Advisory Board, and the Charleston County Greenbelt Advisory Board. In addition to serving on the Board of Directors of the Bank and Company, Ms. Hagood serves on the Loan Committee, Community Reinvestment Act Committee, and the Nominating Committee.

Her education, distinct perspective on social responsibility and diversity, experience on various committees within the organization, and continued service to the Charleston community through her leadership roles in various organizations, led the Nominating Committee to recommend Mrs. Hagood for re-election to the Board of Directors.

Glen B. Haynes, DVM	Age 68	First elected to the Board 2007

Dr. Haynes has been a member of the Board of Directors of the Bank and the Company since 2007. He was born in Charlottesville, Virginia and has lived in Summerville, South Carolina for 33 years. He graduated from Virginia Tech with a BS in Biology. He received a DVM from the University of Georgia. In addition to serving on the Board of Directors of the Bank and the Company, Dr. Haynes has served as former President of the Summerville Rotary Club, President of Frances Willis SPCA, Chairman of the South Carolina Board of Veterinary Medical Examiners, and former President of Trident Veterinary Medical Association. Dr. Haynes is a member of the American Veterinary Medical Association and a member of St. Paul’s Anglican Church where he has served on the vestry. Currently, Dr. Haynes is Chairman of the Frances Willis SPCA Endowment Board and is a construction volunteer for Habitat for Humanity. In addition to serving on the Board of Directors of the Bank and Company, Dr. Haynes serves on the Loan Committee, Community Reinvestment Act Committee, and is the Chairman of the Nominating Committee.

In recommending Dr. Haynes for re-election to the Board of Directors, the Nominating Committee considered this experience as well as his strong ties to the Summerville community and his work ethic demonstrated in having run his own practice.

William L. Hiott, Jr.	Age 78	First elected to the Board 1995

Mr. Hiott was with the Bank from its organization in 1986 until his retirement in 2011. He held various positions including the Executive Vice President and Cashier of the Bank and the Executive Vice President and Treasurer of the Company. He has served on the Board of Directors of the Bank since its organization in 1986 and the Company since its organization in 1995. He received a BS in Accounting from Charleston Southern University and is a graduate of South Carolina Bankers School and the University of Wisconsin’s Bank Administration Graduate School. In addition to serving on the Board of Directors of the Bank and Company, Mr. Hiott serves on the Asset Liability/Investment Committee, Community Reinvestment Act Committee, Loan Committee, Audit & Compliance Committee, Executive/Long-Range Planning Committee, and Compensation Committee.

The Nominating Committee recommends Mr. Hiott for re-election to the Board of Directors based on his experience in banking, in-depth knowledge of the financials of the Company, his strong commitment to the local community, and his current contributions to the Board of Directors.

Richard W. Hutson, Jr.	Age 65	First elected to the Board 2005

Mr. Hutson has been a member of the Board of Directors of the Bank and Company since 2005. He received a BA from The University of the South. Mr. Hutson is the Manager of William M. Means Insurance Company. Mr. Hutson has served on the Boards of the South Carolina Historical Society and the Historic Charleston Foundation. He has served as President of the South Carolina Historical Society. Mr. Hutson serves on the Asset Liability/Investment Committee, Audit & Compliance Committee, and is the Secretary of the Board of Directors in addition to serving on the Board of Directors of the Bank and Company.

The Nominating Committee recommends Mr. Hutson for re-election to the Board due to his business experience, commitment to the Bank and Company, and strong ties to the Charleston community.

Charles G. Lane	Age 68	First elected to the Board 1995

Mr. Lane is the brother of Hugh C. Lane, Jr. and has been a member of the Board of Directors of the Bank since its organization in 1986, and a member of the Board of Directors of the Company since its organization in 1995. He has devoted nearly thirty years to ensuring the success of the Company. He is a graduate of Clemson University. Mr. Lane is a Managing Member of Holcombe, Fair and Lane, LLC - a commercial real estate company. He currently serves on the Executive/Long-Range Planning Committee, Asset Liability/Investment Committee, Loan Committee, and Community Reinvestment Act Committee.

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Mr. Lane’s expertise in the real estate market and the local community has been valuable to the Board in its decision-making and is why the Nominating Committee recommends his re-election.

Alan I. Nussbaum, MD	Age 71	First elected to the Board 1999

Dr. Nussbaum has been a member of the Board of Directors of the Bank since 1999. He received a BA from Johns Hopkins University and a MD from Harvard Medical School. Dr. Nussbaum completed his internship and residency in Internal Medicine at Duke University Medical Center. In addition, Dr. Nussbaum completed a Fellowship in Rheumatology and Immunology at the Medical University of South Carolina and has practiced rheumatology in Charleston since 1982. Dr. Nussbaum serves as the Lead Director of the Bank and Company and has held this position since 2011. He is the Chairman of the Executive/Long-Range Planning Committee and serves on the Asset Liability/Investment Committee and Compensation Committee.

The Nominating Committee recommends the re-election of Dr. Alan Nussbaum to the Board of Directors based on the commitment that he has made to the Board of Directors, community involvement, and knowledge of the Company.

Josette R. E. Pelzer, PhD, CPA	Age 39	First elected to the Board 2022

Dr. Pelzer is an assistant professor in the department of Accounting and Business Law at the College of Charleston (SC). She currently teaches introductory accounting, intermediate accounting, and audit courses in the undergraduate program. Dr. Pelzer has five years of audit experience with a global CPA firm, and seven years in academia during which time she has published several articles on auditor reporting and audit education. She is a member of the American Accounting Association and a former member of the American Institute of CPAs. Dr. Pelzer is a native Charlestonian and earned both a BS in Business Administration and a Master of Accountancy from the University of South Carolina, as well as a PhD in Accounting from Florida State University. In addition to serving on the Board of Directors of the Bank and Company, Dr. Pelzer serves on the Audit & Compliance Committee.

The Nominating Committee recommends Dr. Pelzer for re-election due to her leadership within the community, financial expertise, and unique perspective relevant to financial performance.

Karen J. Phillips	Age 62	First elected to the Board 2017

Mrs. Phillips received a BA in Political Science from The University of the South and an MBA in Finance from The University of South Carolina. She is a Certified Financial Planner and is President of Atlantic Coast Asset Management, Inc. a financial management firm. She is a member of the Board of Directors of Kanuga Conferences, Inc., the past Chairman of the Board of Trustees of Ashley Hall School where she currently serves as a Trustee, and previous board member of Life Resources, Inc. In addition to serving on the Board of Directors of the Bank and Company, Mrs. Phillips serves on the Audit & Compliance Committee, Nominating Committee, Loan Committee, and Community Reinvestment Act Committee.

The Nominating Committee recommends Mrs. Phillips for re-election due to her leadership within the community, financial expertise, and unique perspective relevant to financial performance.

Malcolm M. Rhodes, MD	Age 63	First elected to the Board 2005

Dr. Rhodes has been a member of the Board of Directors of the Bank and Company since 2005. He received a BA from Duke University and a MD from the Medical University of South Carolina. He has been a partner at Parkwood Pediatric Group since 1988; however after 35 years of service he retired from the practice in 2022. He remains on the clinical faculty at MUSC and Bon-Secours St. Francis Hospitals. In addition to serving on the Board of Directors of the Bank and the Company, Dr. Rhodes represents South Carolina on the Atlantic States Marine Fisheries Commission and serves on the boards of the Carolina Gold Rice Foundation and the TriCounty Forestry Association. He has served previously on the boards of Charleston Stage Company, Coastal Conservation Association and the Board of Trustees at Ashley Hall School.

The Nominating Committee recommends the re-election of Dr. Rhodes to the Board of Directors based on his knowledge of business including running a medical practice and involvement with several local hospitals.

Sheryl G. Sharry	Age 68	First elected to the Board 2010

Mrs. Sharry was with the Bank since its organization in 1986 until her retirement in 2016. She held various positions in the Bank, including Assistant Vice President – Operations Department, Vice President – Operations & Technology, Senior Vice President – Operations & Technology, and Chief Financial Officer/Executive Vice President. Mrs. Sharry serves as a Trustee of the Bank of South Carolina Employee Stock Ownership Plan and Trust. Mrs. Sharry became a member of the Board of Directors of the Bank and Company in 2010. She is a graduate of the College of Charleston, South Carolina Bankers School, and the School of Bank Investments and Financial Management. In addition to serving on the Board of Directors of the Bank and the Company, Mrs. Sharry serves on the Executive/Long-Range Planning Committee, Asset Liability/Investment Committee, and is the Chairman of the Audit & Compliance Committee.

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The Nominating Committee recommends Mrs. Sharry to re-election of the Board of Directors based on her strong background in operations and technology of the Company, experience in banking, valuable knowledge of financial reporting and performance of the Company, and continued devotion to the success of the Company.

Thaddeus T. Shuler	Age 43	Director Nominee

Mr. Shuler is a Charleston native. After receiving a BS in Industrial Management and minor in German at Clemson University, he worked overseas for a large multi-national corporation. When he returned home to Charleston, he began working for his family business, Southern Lumber and Millwork Corporation, and assumed the role of President and CEO in 2016. Mr. Shuler has served on the Board of the Building Materials Supplier Association for over 10 years, and served as Chairman in 2019. Mr. Shuler has served on the Clemson University Wood Utilization Department Board. He currently serves on the Lumbermen Merchandising Corporation Education Committee.

The Nominating Committee recommends the election of Mr. Shuler to the Board of Directors based on his valuable knowledge of business and local industry as well as his strong ties to the community.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of February 23, 2023, information regarding share ownership of:

●	those persons or entities (or groups of affiliated persons or entities) known by management to beneficially own more than five percent of our common stock;
●	each non-employee Director; and
●	each employee Director

Persons and groups who beneficially own more than five percent of our common stock are required to file with the Securities and Exchange Commission (“SEC”), and provide us, reports disclosing their ownership pursuant to the Securities Exchange Act of 1934 (“Exchange Act”). To the extent known to the Board of Directors, no other person or entity, other than those set forth below, beneficially owned more than five percent of the outstanding shares our Common Stock as of the close of business on December 31, 2022.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In accordance with Rule 13d-3 under the Exchange Act, a person is deemed the beneficial owner of any shares of Common Stock if he or she has voting and/or investment power with respect to those shares. Therefore, the tables below include shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership over which shares the persons named in the table may possess voting and/or investment power.

The table below shows the security ownership of certain owners known to us to beneficially own more than 5 percent of any class of Common Stock.

Title of class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	Hugh C. Lane, Jr.(1) 256 Meeting Street Charleston, South Carolina 29401	818,843	(2)	14.75%
Common Stock	The Bank of South Carolina Employee Stock Ownership Plan and Trust (“the ESOP”) 256 Meeting Street Charleston, South Carolina 29401	336,088	(3)	6.05%

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The table below shows the security ownership of management, directors, and nominees.

Title of class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Executive Officers/Directors
Common Stock	Hugh C. Lane, Jr.(1)	818,843	(2)	14.75%
Common Stock	Fleetwood S. Hassell(3)	126,283	(4)	2.27%
Common Stock	Susanne K. Boyd	13,410	(4)	*
Common Stock	Douglas H. Sass(3)	44,683	(4)	*
Common Stock	Eugene H. Walpole, IV(3)	16,420	(4)	*
Current Directors
Common Stock	David W. Bunch	3,710		*
Common Stock	Graham M. Eubank, Jr.	1,041		*
Common Stock	Elizabeth M. Hagood	421		*
Common Stock	Glen B. Haynes, DVM	8,173		*
Common Stock	William L. Hiott, Jr.	210,171	(4)	3.79%
Common Stock	Richard W. Hutson, Jr.	10,231		*
Common Stock	Charles G. Lane(1)	260,511	(4)	4.69%
Common Stock	Alan I. Nussbaum, MD	4,302		*
Common Stock	Josette R. E. Pelzer, PhD, CPA	110		*
Common Stock	Karen J. Phillips	6,624	(4)	*
Common Stock	Edmund Rhett, Jr., MD	7,554	(4)	*
Common Stock	Malcolm M. Rhodes, MD	4,918		*
Common Stock	Sheryl G. Sharry	99,918		1.80%
Common Stock	Steve D. Swanson	16,538		*
Nominee
Common Stock	Thaddeus T. Shuler	—		*
Total		1,653,860		29.79%

*	Represents less than 1%

(1)	To the extent known to the Board, the emancipated children and grandchildren of Hugh C. Lane, Jr. and Charles G. Lane, collectively, have beneficial ownership of 455,507 shares or 8.20% of the outstanding shares. As more fully described in the following footnotes, Hugh C. Lane, Jr., is the only one of the above who has a beneficial ownership interest in more than 5% percent of our common stock. Hugh C. Lane, Jr., disclaims any beneficial interest in those shares in which other members of his family have a beneficial interest other than those shares his wife owns directly and those for which he serves as Trustee or she serves as custodian (as more fully described in the following footnote).

(2)	To the extent known to the Board, Hugh C. Lane, Jr., Chairman of the Board of both the Bank and the Company, directly owns and has sole voting and investment power with respect to 277,445 shares; as a Trustee for the Mills Bee Lane Memorial Foundation, he has shared voting and investment power with respect to 13,084 shares; he is indirectly beneficial owner of 16,986 shares owned by his wife and 49,964 shares owned by the ESOP in which he has a vested interest. Hugh C. Lane, Jr. disclaims any beneficial interest in the 461,360 shares owned by extended family members. Hugh C. Lane, Jr., has had beneficial ownership of more than 5% of our common stock since October 23, 1986.

(3)	The Trustees of the Employee Stock Ownership Plan (“ESOP’), Fleetwood S. Hassell, President/Chief Executive Officer and Director of the Bank and Company; Eugene H. Walpole, IV, Chief Financial Officer/Executive Vice President and Director of the Bank and Company; Douglas H. Sass, Senior Lender/Executive Vice President and Director of the Bank and Company; and Sheryl G. Sharry, Director of the Bank and Company disclaim beneficial ownership of the 336,088 shares owned by the ESOP with all shares allocated to members of the Plan each of whom under the terms of the Plan has the right to direct the Trustees as to the manner in which voting rights are to be exercised.

(4)

To the extent known to the Board of Directors, each of the following Directors and nominees for election as Director (each of whom directly owns and has sole voting and investment power of all shares beneficially owned by him or her except as set forth in this footnote) indirectly owns the following number of shares: Fleetwood S. Hassell – an aggregate of 61,450 shares owned by his wife; held by him as a co-Trustee with Charles G. Lane for the children of Hugh C. Lane, Jr.; and shares owned by the ESOP in which he has a vested interest; Douglas H. Sass – an aggregate of 25,022 shares owned by the ESOP in which he has a vested interest and held by his wife; William L. Hiott, Jr. – an aggregate of 10,713 shares directly owned by his wife; Charles G. Lane – an aggregate of 65,384 shares owned by his wife; held by him as a co-Trustee with Fleetwood S. Hassell for the children of Hugh C. Lane, Jr.; held by him as a Trustee of Mills Bee Lane Memorial Foundation; and held by him as a Trustee of Holcombe Trust; Karen J. Phillips – 3,649 shares owned by her husband; Edmund Rhett, Jr. MD – 1,005 shares owned by his wife; Susanne K. Boyd – an aggregate of 9,384 shares owned by children and shares owned by the ESOP in which she has a vested interest; Eugene H. Walpole, IV – 6,037 shares owned by the ESOP in which he has a vested interest. All such indirectly owned shares are included in the totals of the number of shares set forth in the above table and beneficially owned by the Directors.

No Director or Executive Officer was involved in or has any pending legal proceedings related to bankruptcy, securities, or commodities laws nor have any members been convicted in criminal proceedings in the past 10 years.

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MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

AND CORPORATE GOVERNANCE MATTERS

Introduction

The Company’s Board of Directors conducts its business through Board meetings and through its committees. Hugh C. Lane, Jr. presently serves as Chairman of the Board of Directors. The Board of Directors of the Company held six meetings (including all regularly scheduled and special meetings) during the year ended December 31, 2022. No Directors attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which they served. The Company does not have a policy with regard to board members' attendance at annual meetings of shareholders. The Company has historically not retained records with respect to director attendance at annual meetings of shareholders, but intends to do so on a going-forward basis.

Director Independence

The Board of Directors is comprised of a majority of independent Directors in compliance with SEC and NASDAQ rules. All members of the Audit & Compliance Committee, the Compensation Committee, and the Nominating Committee are independent pursuant to SEC and NASDAQ rules. The members of these committees do not have any relationship to the Bank or Company that may interfere with the exercise of their independence from management. None of the members of the Nominating Committee are current or former officers or employees of the Bank or Company. One member of the Compensation Committee and Audit & Compliance Committee, William L. Hiott, Jr., retired from the Bank in April 2010. Two members of the Executive/Long-Range Planning Committee, William L. Hiott, Jr. and Sheryl G. Sharry, retired from the Bank in April 2010 and 2016, respectively. All members of the Board of Directors are independent except Hugh C. Lane, Jr., Chairman of the Board, Fleetwood S. Hassell, President/Chief Executive Officer, Douglas H. Sass, Senior Lender/Executive Vice President, Susanne K. Boyd, Chief Operations Officer/Executive Vice President, Eugene H. Walpole, IV, Chief Financial Officer/Executive Vice President and Charles G. Lane, brother of Hugh C. Lane, Jr.

Board Leadership Structure

The Board of Directors currently separates the roles of Chairman of the Board and CEO. The Board of Directors believes that Hugh C. Lane, Jr., is the best person to serve as Chairman because he is the Director most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.

Independent Directors and management have different perspectives and roles in strategy development. Our independent Directors bring experience, oversight and expertise from outside the Company and industry, while Hugh C. Lane, Jr. brings Company-specific experience and expertise. The Board of Directors believes that the combined experience as Chairman and past President/Chief Executive Officer promotes strategic development and executions, and facilitates information flow between management and the Board of Directors which are essential to effective governance.

One of the key responsibilities of the Board of Directors is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of the Chairman and an independent Lead Director, having the duties described below, is in the best interest of Shareholders as it provides the appropriate balance between strategy development and independent oversight of management.

Lead Director

The Board of Directors selected Alan I. Nussbaum, MD, an independent director, to serve as the Lead Director of all meetings of the non-management Directors held in executive session. Dr. Nussbaum has held this position since April 12, 2011. Under NASDAQ rules, non-management Directors of the Board of Directors are required to meet on a regular scheduled basis without the presence of Directors that are not considered independent. The Lead Director chairs these sessions.

Risk Management

The Board of Directors has an active role, as a whole and at the committee level, in overseeing the management of our risks. The Board of Directors regularly reviews information regarding our credit, liquidity, and operations, as well as the risks associated with each. The Audit & Compliance Committee oversees the management of financial risks. The Nominating Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. The Board of Directors monitors financial and independence risks and oversees the management of such risks through committee reports. In addition, the Audit & Compliance Officer oversees internal controls.

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Committees and Committee Charters

The Board of Directors of the Company has four standing committees: the Executive/Long-Range Planning Committee, the Compensation Committee, the Nominating Committee, and the Audit & Compliance Committee. Each committee serves in a dual capacity as a committee of the Company and the Bank.

The following table lists the membership of the standing committees of the Board of Directors of the Company.

Director	Audit & Compliance	Executive/Long- Range Planning	Compensation Committee	Nominating Committee
Susanne K. Boyd		●
David W. Bunch
Graham M. Eubank, Jr.			●	●
Elizabeth M. Hagood				●
Fleetwood S. Hassell		●
Glen B. Haynes, DVM				●
William L. Hiott, Jr.	●	●	●
Richard W. Hutson, Jr.	●
Charles G. Lane		●
Hugh C. Lane, Jr.		●
Alan I. Nussbaum, MD			●
Josette R. E. Pelzer, PhD, CPA	●
Karen J. Phillips	●	●		●
Edmund Rhett, Jr. MD
Malcolm M. Rhodes, MD
Douglas H. Sass		●
Sheryl G. Sharry	●	●
Steve D. Swanson		●
Eugene H. Walpole, IV		●

Audit & Compliance Committee

The Board of Directors appoints and approves the members of the Audit & Compliance Committee annually. Under the terms of its Charter, the Audit & Compliance Committee is to be comprised of not less than four members of the Board or such larger number as approved by the Board of Directors. During 2022, the Audit & Compliance Committee held four meetings. Members are considered independent of the Company under applicable rules and regulations.

The Audit & Compliance Committee operates under a written Charter adopted by the Board of Directors which is renewed and reassessed for adequacy on an annual basis. The Charter outlines the Committee’s responsibilities for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts including reviewing our financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all examinations required by law are performed. The Board of Directors may amend the Charter at any time. The most recent Audit & Compliance Committee Charter may be obtained at our internet website http://www.banksc.com.

The Audit & Compliance Committee recommends to the Board of Directors the appointment of the independent auditors for the next fiscal year, reviews and approves the auditors’ audit plan, and reviews with the independent auditors the results of the audit and management’s response.

Review of the Company’s Audited Financial Statements for the Fiscal Year Ended December 31, 2022

Management is responsible for our internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and issuing a report thereon. The Audit & Compliance Committee’s responsibility is to monitor and oversee the process.

 In this context, the Audit & Compliance Committee has met and held discussions with management and Elliott Davis, LLC, our independent auditors, in 2022. The Audit Committee has discussed with the independent auditors their independence from the Company and management. The Audit & Compliance Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of our internal controls. The Audit & Compliance Committee reviewed the audit plans, audit scope and identification of audit risks with the independent auditor.

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The Audit & Compliance Committee reviewed and discussed with the independent auditors all communications required by generally accepted auditing standards, including those described in the PCAOB Auditing Standard 16, as modified or supplemented, “Communications with Audit Committees,” and Rule 2-07 of Regulation S-X, promulgated by the SEC, and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit & Compliance Committee also discussed the results of the internal audit examinations.

The Audit & Compliance Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2022, with management and the independent auditors. The Audit & Compliance Committee has also (i) discussed with Elliott Davis the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, (ii) reviewed the written disclosures from Elliott Davis as required by the rules of the PCOAB regarding the independent registered public accounting firm's communications with the Audit & Compliance Committee concerning independence and (iii) discussed with Elliott Davis its independence from the Company.

Based on the above-mentioned review and discussion with management and the independent auditors, the Audit & Compliance Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC. During 2022, the Committee appointed Elliott Davis, LLC as our independent auditors for the year ending December 31, 2022.

Sheryl G. Sharry, Chairman

Richard W. Hutson, Jr.

William L. Hiott, Jr.

Dr. Josette R. E. Pelzer, PhD, CPA

Karen J. Phillips

Executive/Long-Range Planning Committee

The Executive/Long-Range Planning Committee consists of our President/Chief Executive Officer, Chairman, Senior Lender/Executive Vice President, Chief Operating Officer/Executive Vice President, Chief Financial Officer/Executive Vice President and five designated Directors. Alan I. Nussbaum, MD, an independent Director, serves as Chairman of the Committee. During 2022, the Executive/Long-Range Planning Committee held one meeting. In addition to long-range and strategic planning, the principal function of the Committee is to exercise all authority of the Board of Directors in the management and affairs of the Company and the Bank. In addition, the Committee acts on behalf of the entire Board of Directors between the regular Board meetings.

Compensation Committee

The Compensation Committee consists of three independent Directors appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Committee also functions as the Compensation Committee of the Bank. The duties and responsibilities of the Compensation Committee are as follows:

●	to review and approve compensation of the Executive Officers in light of our goals and objectives (Executive Officers may not be present during voting or deliberations on their compensation),
●	to administer the 2021 Stock Incentive Plan for Independent Directors;
●	to oversee regulatory compliance and risk management with respect to compensation matters;
●	to make regular reports to the Board of Directors;
●	to review and approve the Report of Compensation for inclusion in our annual Proxy Statement, in accordance with applicable rules and regulations;
●	to review and approve the Compensation Discussion and Analysis of the Company’s annual Proxy Statement, and recommend to management that it be included in the annual Proxy Statement; and
●	to perform any other duties or responsibilities expressly delegated to the Committee by the Board of Directors from time to time.

The Compensation Committee’s policies and procedures for decisions did not change since the positive advisory vote by the shareholders on the compensation of the most highly compensated Executive Officers at the Annual Meeting held April 12, 2022.

The Board of Directors has determined that each of the Directors serving on our Compensation Committee is independent and satisfies other requirements imposed by:

●	NASDAQ;
●	The Exchange Act and the rules and regulations of the SEC under the Exchange Act; and
●	Any other laws, rules or regulations applicable to us.

The Compensation Committee has sole discretion to hire, retain, terminate and approve fees and other retention terms of independent legal, accounting or other advisors (including compensation consultants) as it deems appropriate without management or Board approval. In doing so, the Compensation Committee shall comply with all applicable rules of the SEC or NASDAQ. The Committee met three times during 2022 and did not consult independent legal counsel or compensation consultants. The Compensation Committee operates under a written Charter adopted by the Board of Directors which is reviewed and reassessed for adequacy on an annual basis. The most recent Compensation Committee charter may be obtained at our website http://www.banksc.com.

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Nominating Committee

The Nominating Committee consists of four independent Directors. The function of the Nominating Committee is to recommend a slate of proposed Directors to the Board of Directors. The Nominating Committee operates under a written Charter adopted by the Board of Directors which is reviewed and reassessed for adequacy on an annual basis. A copy of this Charter may be obtained at our website http://www.banksc.com. The Nominating Committee met once during 2022.

Nominations, other than those made by the Nominating Committee, may be made in writing and delivered or mailed to the President/Chief Executive Officer of the Company not less than 14 days or no more than 50 days prior to any meeting of Shareholders calling for election of Directors; provided however, that if less than 21 days’ notice of the meeting is given to Shareholders, such nomination shall be mailed or delivered to the President/Chief Executive Officer of the Company not later than the close of business on the 7th day following the day on which the Notice of Meeting was mailed. Nominations not made according to these procedures will be disregarded.

The Nominating Committee has a policy with regard to consideration of any Director candidates recommended by Shareholders and that policy is to consider any and all such recommendations. The Nominating Committee has adopted specific minimum qualifications which the Nominating Committee believes must be met by a nominee for a position on our Board of Directors. The qualifications include:

●	nominee must be recognized as successful in such nominee’s business or community efforts;
●	have a recognized reputation for honesty and integrity;
●	have demonstrated a commitment to the community in which we operate;
●	have demonstrated in meetings with the Nominating Committee a commitment to the best interest of the Company, its subsidiary Bank, and their officers, Directors, employees and Shareholders

The Nominating Committee’s process for identifying and evaluating nominees for Director, including nominees recommended by Shareholders, is to investigate whether or not such nominee meets the specific minimum qualifications adopted as a policy by the Committee through contacts the members have in their community. There are no differences in the manner in which the Committee evaluates nominees for Director whether the nominee is recommended by a committee member or a Shareholder.

We do not utilize or pay a fee to any third party to evaluate nominees for Director.

Code of Business Conduct and Ethics

We expect all of our employees to conduct themselves honestly and ethically. Our Board of Directors has adopted a Code of Ethics that applies to all employees. The Code of Ethics requires the officers, employees, and Directors to maintain the highest standards of professional ethical conduct. The Code includes guidelines relating to the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting and procedures for promoting compliance with, and reporting violations of the Code. The Code of Ethics may be obtained at our website http://www.banksc.com.

Pledging, Hedging and Other Transactions

We do not currently have a policy prohibiting our officers, directors and employees from pledging their Company common shares as collateral to secure loans, utilizing their common shares as collateral for margin loans, engaging in hedging transactions and otherwise speculating on short-term movements in the price of our common shares.

Shareholder Communication with the Board of Directors

The Board of Directors has adopted a process by which Shareholders may communicate with them. Shareholders may send a written communication to Fleetwood S. Hassell, President/Chief Executive Officer, Bank of South Carolina Corporation, 256 Meeting Street, Charleston, South Carolina 29401, or email such communication to Fleetwood S. Hassell, President/Chief Executive Officer, at fhassell@banksc.com. A Shareholder is free to address any communication to any Director at the address of the Bank of South Carolina. Any communication from a Shareholder received by the President/Chief Executive Officer shall be sent to all members of the Executive Committee and, if any member of the Executive Committee so directs, will be sent to all members of the Board of Directors.

In addition, any Shareholder or interested party who has any concerns or complaints relating to accounting, internal accounting controls or auditing matters, may contact the Audit & Compliance Committee by writing to one or both of the following addresses:

Bank of South Carolina Corporation Audit & Compliance Committee

c/o Sheryl G. Sharry, Chairman

Bank of South Carolina Corporation

1550 Kentwood Circle

Charleston, SC 29412

ssharry@banksc.com

 Related Party Transactions

Sass, Herrin and Associates, Inc. an appraisal firm, is on our list of approved appraisal companies. Herbert R. Sass, III, MAI, SRA, fifty percent owner of Sass, Herrin and Associates, Inc., is the brother of Douglas H. Sass, Executive Vice President. We do not have any other existing continuing contractual relationships with any Director, nominee for election as Director or Executive Officer, or any Shareholder owning, directly or indirectly, more than 5% of the shares of our common stock, or any associate of the foregoing persons. Related party transactions have been and will continue to be made as any other ordinary business transaction using substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. These transactions did not and will not involve more than the normal risk of collectability or present any other unfavorable features.

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DIRECTOR COMPENSATION

The following table sets forth the information regarding the compensation earned by each Director who served on the Board of Directors during the year ended December 31, 2022. Our officers other than the Secretary do not receive payment for their participation on the Board of Directors or its Committees.

Name	Fees Earned or Paid in Cash
Susanne K. Boyd	$—
David W. Bunch(1)	$9,000
Graham M. Eubank, Jr.(1)	$7,650
Elizabeth M. Hagood(1)	$9,500
Fleetwood S. Hassell	$—
Glen B. Haynes, DVM(1)	$10,200
William L. Hiott, Jr.(1)	$12,400
Richard W. Hutson, Jr.(1)	$7,950
Charles G. Lane(1)	$10,950
Hugh C. Lane, Jr.	$—
Alan I. Nussbaum, MD(1)	$8,650
Josette R. E. Pelzer, PhD, CPA(1)	$6,050
Karen J. Phillips(1)	$11,200
Edmund Rhett, Jr. MD(1)	$5,800
Malcolm M. Rhodes, MD(1)	$6,700
Douglas H. Sass	$—
Sheryl G. Sharry(1)	$9,200
Steve D. Swanson(1)	$5,750
Eugene H. Walpole, IV	$—

(1) Independent Director

Non-Executive-Officer Directors of the Company received $200.00 for each meeting of the Board of Directors of the Company attended. Non-Executive-Officer Directors of the Bank received $500.00 for each meeting of the Board of Directors of the Bank attended. Directors of the Company and the Bank also receive $250.00 for each Company or Bank board committee meeting attended.

Stock Incentive Plan for Independent Directors

The 2021 Stock Incentive Plan for Independent Directors (“2021 Stock Incentive Plan”) is the sole plan for providing equity incentive compensation to eligible Independent Directors. The Board of Directors believes that the 2021 Stock Incentive Plan helps attract, motivate, and retain Independent Directors and align Independent Director and shareholder interests. The 2021 Stock Incentive Plan was approved by Shareholders at the Company’s 2021 Annual Meeting. No more than 150,000 total shares of the Company’s common stock may be issued under the 2021 Stock Incentive Plan and all stock options granted must have an exercise price equal to or greater than 100% of the fair market value of the Company’s common stock on the grant date.

During 2021, the Compensation Committee granted each Independent Director options to purchase 5,000 shares of the Company’s common stock on April 19, 2021. The stock options have an exercise price of $21.10 per share, which was the fair market value of the Company’s common stock on the date of grant. During 2022, the Compensation Committee granted Dr. Josette R. E. Pelzer options to purchase 5,000 shares of the Company's common stock on May 26, 2022. The stock options have an exercise price of $17.10 per share, which was the fair market value of the Company's common stock on the date of grant. The stock options vest ratably over 5 years and expire 10 years from the date of grant.

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Executive Compensation

This section discusses our compensation program, including how it relates to the Executive Officers named in the compensation tables which follow in this section. The Executive Officers of the Company and the Bank consist of:

●	Susanne K. Boyd, Chief Operating Officer/Executive Vice President, Director
●	Fleetwood S. Hassell, President/Chief Executive Officer, Director
●	Hugh C. Lane, Jr., Chairman, Director
●	Douglas H. Sass, Senior Lender/Executive Vice President, Director
●	Eugene. H. Walpole, IV, Chief Financial Officer/Executive Vice President, Director

Set forth below is an analysis of the objectives of our compensation program, the material compensation policy made under this program and the material factors that the Compensation Committee considers in making those decisions.

Overview of Compensation Program

The Compensation Committee of the Board of Directors, which consists solely of independent Directors, has the responsibility for developing, implementing, and monitoring adherence to our compensation philosophies and program. Our compensation program is based upon the following philosophies:

●	preserve the financial strength, safety and soundness of the Company and the Bank;
●	reward and retain key personnel by compensating them in the midpoint salary ranges at comparable financial institutions and making them eligible for the Employee Stock Ownership Plan and Trust (“ESOP”) and the Stock Incentive Plans; and
●	focus management on maximizing earnings while managing risk by maintaining high asset quality, managing interest rate risk within Board guidelines, emphasizing cost control, and maintaining appropriate levels of capital.

Our primary forms of compensation for Executive Officers include base salary, the ESOP, and the 2010 Omnibus Stock Incentive Plans and 2020 Stock Incentive Plan.

Base Salary

The Compensation Committee sets the base salary for the five Executive Officers. The Committee’s objectives are:

●	to encourage the achievement of our long-range objectives by providing compensation that reflects the performance of the individual and the achievement of our objectives. The level of compensation shall be reasonable based upon our goals and objectives, normal and customary levels of compensation within the banking industry (taking into consideration geographic and competitive factors), our asset quality, capital level, operations and profitability, and the duties performed and responsibilities held by the individual.
●	to establish compensation guidelines that will attract and retain qualified personnel through an overall level of compensation opportunity that is competitive within the banking industry.

The following table sets forth all remuneration paid during the years ended December 31, 2022, 2021, and 2020, by the Bank to the Chairman of the Board of Directors and the two most highly compensated Executive officers of the Company and the Bank for their services in all capacities. Such Executive Officers receive no compensation from the Company as Executive Officers or as Directors or in any other capacity. We did not issue any stock awards to our Executive Officers during the years ended December 31, 2022, 2021, and 2020. No options were granted to any Executive Officer during the years ended December 31, 2022 and 2021. All Executive Officers received 10,000 stock option grants during the year ended December 31, 2020. Additionally, there was no non-equity incentive plan compensation or nonqualified deferred compensation earnings given during the years ended December 31, 2022, 2021, and 2020.

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Summary Compensation Table
Name and Principal Position	Year	Salary(1)	Bonus	All Other Compensation(2)	Total
Hugh C. Lane, Jr.	2022	$335,000	$20,400	$30,641	$386,041
Chairman	2021	$320,000	$20,400	$28,452	$368,852
	2020	$305,000	$20,250	$25,330	$350,580
Fleetwood S. Hassell	2022	$331,313	$20,400	$30,641	$382,354
President/Chief Executive Officer	2021	$316,313	$20,400	$28,452	$365,165
	2020	$301,313	$20,250	$25,330	$346,893
Douglas H. Sass	2022	$250,708	$20,400	$27,237	$298,345
Senior Lender/Executive Vice President	2021	$235,708	$20,400	$25,128	$281,236
	2020	$220,708	$20,250	$21,416	$262,374

(1)	The Compensation Committee, consisting of Graham M. Eubank, Jr., Alan I. Nussbaum, and William L. Hiott, Jr., compares salaries for similar positions at similar sized banks within South Carolina as well as the overall bank and individual performance. Once the Compensation Committee establishes the salary levels, the salaries are recommended to the Board of Directors for approval. (See “Compensation Committee” for further discussion.) The Compensation Committee recommended and the Board of Directors approved a $15,000 increase in salary for the Chairman of the Board, a $15,000 increase in the salary of the President/Chief Executive Officer and a $15,000 increase in salary for the Senior Lender/Executive Vice President for the year ended December 31, 2022. The Compensation Committee recommended and the Board of Directors approved a $15,000 increase in salary for the Chairman of the Board, a $15,000 increase in the salary of the President/Chief Executive Officer and a $15,000 increase in salary for the Senior Lender/Executive Vice President for the year ended December 31, 2021. The Compensation Committee recommended and the Board of Directors approved a $15,000 increase in salary for the Chairman of the Board, a $15,000 increase in the salary of the President/Chief Executive Officer and a $10,000 increase in salary for the Senior Lender/Executive Vice President for the year ended December 31, 2020.

(2)	On November 2, 1989, the Bank adopted an ESOP to provide retirement benefits to eligible employees for long and faithful service. The other compensation represents the amount contributed to the Bank’s ESOP. (See table and discussion below for other compensation.)

The median salary for all employees other than the Executive Officers was $50,053 as of December 31, 2022 and $49,305 as of December 31, 2021.

Employee Stock Ownership Plan and Trust Agreement

Fleetwood S. Hassell, Douglas H. Sass, Sheryl G. Sharry, and Eugene H. Walpole, IV currently serve as Plan Administrators and as Trustees for the ESOP. Any employee of the Bank is eligible to become a participant in the ESOP upon reaching 21 years of age and credited with one-year of service (1,000 hours of service). The employee may enter the Plan on the January 1st that occurs nearest the date on which the employee first satisfies the age and service requirements described above. No contributions by employees are permitted. The amount and time of contributions to the Plan are at the sole discretion of the Board of Directors. The contribution for all participants is based solely on each participant’s respective regular or base salary and wages paid by the Bank including commissions, bonuses, and overtime, if any.

The Board of Directors approved the contribution of $540,000 to the ESOP for the fiscal year ended December 31, 2022. The contribution was made during 2022.

A participant becomes vested in the ESOP based upon the employee’s credited years of service. The vesting schedule is as follows:

●	1 Year of Service	0% Vested
●	2 Years of Service	25% Vested
●	3 Years of Service	50% Vested
●	4 Years of Service	75% Vested
●	5 Years of Service	100% Vested

The Plan became effective as of January 1, 1989, was amended effective January 1, 2007, and approved by the Board of Directors on January 18, 2007. This amendment was made to comply with the Pension Protection Act of 2006. Periodically the Internal Revenue Service (“IRS”) requires a restatement of a qualified retirement plan to ensure that the plan document includes provisions required by legislative and regulatory changes made since the last restatement. There have been no substantive changes to the plan. The Board of Directors approved a restated plan, on January 26, 2012 (incorporated as Exhibit 10.5 in the 2011 10-K). The Plan was submitted to the IRS for approval and a determination letter was issued September 26, 2013, stating that the plan satisfies the requirements of Code Section 4975(e)(7). On January 26, 2017, the Board of Directors approved a restated plan (incorporated as Exhibit 10.6 in the 2016 10-K). The Plan was submitted to the IRS for approval and a determination letter was issued November 17, 2017, stating that the plan satisfies the requirements of Code Section 4975(e)(7).

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The Plan currently owns 336,088 shares or 6.05% of our common stock outstanding.

The following table sets forth details of “All Other Compensation” as presented above in the Summary Compensation Table.

Name	Employee Stock Ownership Plan	Total
Hugh C. Lane, Jr.	$30,641	$30,641
Fleetwood S. Hassell	$30,641	$30,641
Douglas H. Sass	$27,237	$27,237

Stock Incentive Plans

The Shareholders approved the 2010 Omnibus Stock Incentive Plan on April 13, 2010. Under this Plan, any employee of the Company or the Bank is eligible to participate in the Plan if the Executive Committee, in its sole discretion, determines that such a person has contributed or can be expected to contribute to the profits or growth of the Company or the Bank. No member of the Committee may participate in this Plan during the time that their participation would prevent the Committee from being “disinterested” for purposes of the Securities and Exchange Commission Rule 16b-3. This plan expired on April 14, 2020. The remaining outstanding options granted under this plan can still be exercised in accordance with the plan.

The Shareholders approved the 2020 Stock Incentive Plan on April 14, 2020. Under this Plan, any employee of the Company or the Bank is eligible to participate in the Plan if the Executive Committee, in its sole discretion, determines that such a person has contributed or can be expected to contribute to the profits or growth of the Company or the Bank. No member of the Committee may participate in this Plan during the time that their participation would prevent the Committee from being “disinterested” for purposes of the Securities and Exchange Commission Rule 16b-3. This plan expires on February 27, 2030. Options granted before that date shall remain valid in accordance with their terms. The Executive/ Long-Range Planning Committee will obtain approval from the Compensation Committee for all stock options granted to Executive Officers.

The following information with respect to the outstanding equity awards as of December 31, 2022, is presented for the named Executive Officers with additional discussion below.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2022
OPTION AWARDS							STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value or Unearned Shares, Units or Other Rights That Have Not Vested (#)
Hugh C. Lane, Jr.	—	10,000	—	$16.73	April 15, 2025	—	—	—	—
Fleetwood S. Hassell	—	10,000	—	$15.21	April 15, 2030	—	—	—	—
Douglas H. Sass	—	10,000	—	$15.21	April 15, 2030	—	—	—	—

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In the event of a prospective reorganization, consolidation or sale of substantially all of the assets or any other form of corporate reorganization in which the Company would not be the surviving entity or in the event of the acquisition, directly or indirectly, of the beneficial ownership of 24% of our common stock or the making, orally or in writing, of a tender offer for, or any request or invitation for tender of, or any advertisement making or inviting tenders of our stock by any person, all options in effect at that time would accelerate so that all options would become immediately exercisable and could be exercised within one-year immediately following the date of acceleration but not thereafter.

In the case of termination of employment of an option holder other than involuntary termination without just cause, retirement, death or legal disability, the option holder may exercise the option only with respect to those shares of common stock as to which he or she has become vested. The option holder may exercise the option with respect to such shares no more than 30 days after the date of termination of employment (but in any event prior to the expiration date).

In the event that the option holder’s employment is terminated without just cause, the option shall become fully vested and fully exercisable as of the date of his or her termination without regard to the five-year vesting schedule. The option holder may exercise the option following an involuntary termination without just cause until the expiration date of the option.

In the event the option holder remains in the continuous employment of the Company or any subsidiary from the date of the grant until the option holder’s retirement, the option shall become fully vested and fully exercisable as of the date of his or her retirement without regard to the five-year schedule. The option holder may exercise the option following his or her retirement until the expiration date.

In the event the option holder remains in the continuous employment of the Company or a subsidiary from the date of the grant until his or her death, the option shall become fully vested and fully exercisable as of the date of death without regard to the five-year vesting schedule. The person or persons entitled to exercise the option following the option holder’s death may exercise the option until the expiration date.

In the event the option holder remains in the continuous employment of the Company or any subsidiary from the date of the grant until the date of his or her legal disability, the option shall become fully vested and fully exercisable as of the date of his or her termination of employment on account of his or her legal disability without regard to the five-year vesting schedule. The option holder may exercise the option following such termination of employment until the expiration date.

The 2010 and 2020 Stock Incentive Plans provides for adjustment in the number of shares of common stock authorized under the Plan or granted to an employee to protect against dilution in the event of changes in the Company’s capitalization, including stock splits and dividends.

No options were exercised to purchase shares by Hugh C. Lane, Jr, Fleetwood S. Hassell and Douglas H. Sass during 2022.

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Equity Compensation Plan Information

The following table summarizes the total outstanding options and the weighted-average exercise price of the Company’s equity compensation plans as of December 31, 2022:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
2010 Omnibus Stock Incentive Plan approved by Shareholders(2) (3)	30,912	$15.89	—
2020 Stock Incentive Plan approved by Shareholders	153,500	$16.40	133,000
2021 Stock Incentive Plan approved by Shareholders(4)	70,000	$20.81	80,000
Total	254,412	$17.56	213,000

(1)	In accordance with the 2010 Omnibus Stock Incentive Plan, options are no longer granted under this Plan. This Plan expired April 14, 2020. Options granted before this date remain valid in accordance with their terms.

(2)	The number of securities to be issued upon exercise of the outstanding options represents the total outstanding options under the 2010 Omnibus Stock Incentive Plan. As per the agreement, the above options remain valid in accordance with their terms.

(3)

The 2010 Omnibus Stock Incentive Plan was approved by the Shareholders at the 2010 Annual Meeting. There were 363,000 shares reserved under this Plan. All shares have been adjusted to reflect two 10% stock dividends declared August 27, 2015 and April 10, 2018.

(4)	Participants in the 2021 Stock Incentive Plan are limited to Independent Directors of the Company that the Compensation Committee, in its sole discretion, determines has contributed or can be expected to contribute to the profits or growth of the Company.

During the fiscal year ended December 31, 2022, we had no plans or arrangements pursuant to which any Executive Officer, Director or principal Shareholder received contingent remuneration or personal benefits other than the contingent remuneration and life, disability, dental and health insurance benefits. Life, disability, dental and health insurance benefits are available for all employees of the Bank who work at least 30 hours a week. Benefit programs provided to Executive Officers, officers and employees are listed in the table below.

Benefit Plan	Executive Officers	Officers	Full Time Employees
Employee Stock Ownership Plan	x	x	x
Medical and Dental Plans	x	x	x
Life and Disability Plans	x	x	x
Stock Option Plans	x	x	x

We do not have an employment agreement with any officer or employee. We currently believe that the named Executive Officers receive sufficient compensation that employment agreements are not necessary to induce them to remain with the Company. In addition, we do not have any agreement with the Company’s Executive Officers that provide for cash severance payments upon termination of employment or in connection with a change in control.

Although there is inherent risk in the business of banking, we do not believe that any of our compensation policies and practices provide incentives to our employees to take risks that are reasonably likely to have a material adverse effect on us.  We believe that our compensation policies and practices are consistent with those of similar bank holding companies and their banking subsidiaries and are intended to encourage and reward performance that is consistent with safe and sound practices in the industry.

Pay versus Performance Information

The following table sets forth information concerning the compensation of our principal executive officer, or “PEO,” and, on an average basis, the compensation of our other named executive officers, or “NEOs,” for each of the fiscal years ending December 31, 2022 and 2021, as such compensation relates to our financial performance for each such fiscal year.

					Value of Intial Fixed $100 Investment(5) Based on:
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEO's(1)	Average Compensation Actually Paid to Non-PEO NEO's(1)(2)(4)	Total Shareholder Return	Peer Group Total Shareholder Return	Net Income	Company- Selected Measure
2022	$386,041	$385,424	$340,350	$339,789	$102.31	*	$6,655,140	*
2021	$368,852	$382,653	$323,201	$335,747	$127.89	*	$6,744,865	*

*  Not required for smaller reporting companies

(1)	For each of 2022 and 2021, the PEO is Hugh C. Lane, Jr., Chairman, and the non-PEO NEOs are Fleetwood S. Hassell, President/Chief Executive Officer, and Douglas H. Sass, Senior Lender/Executive Vice President.
(2)	We do not have pensions; therefore, an adjustment to the Summary Compensation Table (SCT) totals related to pension value for any of the years in this table is not needed.
(3)	To calculate Compensation Actually Paid (CAP) for the PEO, adjustments were made to SCT total compensation, calculated in accordance with the SEC methodology for determining CAP for each year. Adjustments to CAP of ($617) and $13,801 for the years 2022 and 2021, respectively, consisted solely of the change in value of prior years’ award unvested at the respective year end.
(4)	To calculate Compensation Actually Paid (CAP) for the non-PEO NEO’s, adjustments were made to SCT total compensation, calculated in accordance with the SEC methodology for determining CAP for each year. Adjustments to CAP of ($561) and $12,547 for the years 2022 and 2021, respectively, consisted solely of the change in value of prior years’ award unvested at the respective year end.
(5)	Total Shareholder Return assumes $100 was invested on December 31, 2020.

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PROPOSAL 2: TO RATIFY THE APPOINTMENT OF ELLIOTT DAVIS, LLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2023.

The Audit & Compliance Committee of the Board of Directors has appointed Elliott Davis, LLC as our independent registered public accounting firm for the year ended December 31, 2023, and that appointment is being submitted to Shareholders for ratification. The appointment of Elliott Davis, LLC as independent public accountants was approved by the Audit & Compliance Committee of the Board of Directors and ratified by the Shareholders at the 2022 Annual Shareholders’ Meeting. At the 2023 Annual Shareholders’ Meeting the following resolution will be subject to ratification by a simple majority vote of shares represented at the meeting:

RESOLVED, that the selection of Elliott Davis, LLC as the independent certified public accountants of Bank of South Carolina Corporation (the “Company”) and its sole subsidiary, The Bank of South Carolina (the “Bank”), for the fiscal year ending December 31, 2023, is hereby ratified.

If ratification is not achieved, the selection of an independent registered public accounting firm will be reconsidered and made by the Board of Directors. Even if selection is ratified, the Board of Directors reserves the right to, and in its discretion may, direct the appointment of any other independent certified public accounting firm at any time if the Board of Directors decides that such a change would be in the best interests of the Company and our Shareholders.

Auditing and Related Fees

Before an accounting firm is engaged by the Company or the Bank to render audit or non-audit services, the engagement must be approved by the Audit & Compliance Committee.

The services provided by Elliott Davis, LLC include the audit of the consolidated financial statements of the Company. These services have been furnished at customary rates and terms. There are no existing direct or indirect agreements or understandings that fix a limit on current or future fees for these audit services.

Elliott Davis, LLC assisted in the preparation of the Company’s and Bank’s tax returns for the fiscal years ending December 31, 2022 and 2021. These non-audit services were routine in nature and did not compose more than 25% of the total fees paid to Elliott Davis, LLC in 2022 or 2021 and were approved by the Audit & Compliance Committee..

A representative of Elliott Davis, LLC is expected to attend the Annual Meeting of Shareholders with the opportunity to make a statement, if desired, and is expected to be available to respond to appropriate questions.

Before the independent registered public accounting firm of the Company and the Bank are engaged to render non-audit services for the Company or the Bank, each engagement is approved by the Audit & Compliance Committee. All of the audit and tax services provided by Elliott Davis, LLC for the fiscal year ending December 31, 2022 and 2021 were preapproved by the Audit & Compliance Committee.

	2022	2021
Audit fees	$65,000	$73,000
Audit related fees	34,000	23,500
Total audit and related fees	99,000	96,500
Tax fees	13,250	13,100
Total fees	$112,250	$109,600

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE

APPOINTMENT OF ELLIOTT DAVIS, LLC AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL

YEAR ENDING DECEMBER 31, 2023.

OTHER MATTERS

We are not aware of any matters to come before the meeting that will require the vote of Shareholders other than those matters indicated in the Notice of Meeting and this Proxy Statement.

However, if any other matter calling for Shareholder action should properly come before the meeting or any adjournments thereof, those persons named as Proxies in the enclosed Proxy Form will vote thereon according to their best judgment.

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ANNUAL REPORT

The Annual Report for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission on Form 10-K, is mailed herewith to all Shareholders.

SHAREHOLDER PROPOSALS FOR THE 2024 ANNUAL SHAREHOLDERS’ MEETING

Shareholders may present proposals for action at meetings of shareholders only if they comply with the proxy rules established by the SEC, applicable South Carolina law, and our by-laws.

Any shareholder proposal intended to be included in the Company’s proxy statement and form of proxy relating to the 2024 Annual Meeting of shareholders must be in writing and received by the Company no later than November 3, 2023. However, if the date of the 2024 Annual Meeting is more than 30 days before April 11, 2024, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials for such Annual Meeting. Any such shareholder proposal must also comply with SEC Rule 14a-8, which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials. Shareholder proposals should be addressed to the attention of our President at our principal executive offices, 256 Meeting Street, Charleston, South Carolina 29401. Pursuant to SEC rules, submitting a proposal will not guarantee that it will be included in the Company’s proxy materials.

Our by-laws permit any shareholder of any outstanding class of the Company’s capital stock to nominate directors. Nominations by shareholders must be made in writing and delivered or mailed to the President of the Company no less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors. If less than 21 days’ notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Company not later than the close of business on the 7th day following the day on which the notice of meeting was mailed. Such notification must contain the following information to the extent known by the notifying shareholder: (1) the name and address of such proposed nominee; (2) the principal occupation of such proposed nominee; (3) the total number of shares of capital stock of the Company that will be voted for each proposed nominee; (4) the name and residence address of the notifying shareholder; and (5) the number of shares of capital stock of the Company owned by the notifying shareholder. In addition to satisfying the foregoing requirements under our by-laws, to comply with the “universal proxy rules,” shareholders who intend to solicit proxies in support of director nominees at the 2024 Annual Meeting must include the additional information required by SEC Rule 14a-19(b).

Management’s proxy holders for the 2024 Annual Meeting will have discretion to vote proxies given to them on any shareholder proposal of which the Company does not have notice on or before January 17, 2024.

HOUSEHOLDING MATTERS

The SEC has adopted rules that permit companies to deliver a single copy of proxy materials to multiple shareholders sharing an address unless a company has received contrary instructions from one or more of the shareholders at that address. This means that only one copy of the proxy materials may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of the proxy materials either now or in the future, please contact our President at the Company’s offices at 256 Meeting Street, Charleston, South Carolina 29401 or at (803) 724-1500. Upon written or oral request to the President, the Company will provide a separate copy of the proxy materials. In addition, shareholders at a shared address who receive multiple copies of proxy materials may request to receive a single copy of proxy materials in the future in the same manner as described above.

21

BANK OF SOUTH CAROLINA CORPORATION 256 MEETING STREET CHARLESTON, SC 29401

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 10, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 10, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D96759-P83067	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

BANK OF SOUTH CAROLINA CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote FOR ALL on the following proposal:
1.	TO ELECT 18 DIRECTORS: To hold office until the next annual meeting.	☐	☐	☐

	01) Susanne K. Boyd	10) Hugh C. Lane, Jr.
	02) David W. Bunch	11) Alan I. Nussbaum, MD
	03) Graham M. Eubank, Jr.	12) Josette R. E. Pelzer, PhD, CPA
	04) Elizabeth M. Hagood	13) Karen J. Phillips
	05) Fleetwood S. Hassell	14) Malcolm M. Rhodes, MD
	06) Glen B. Haynes, DVM	15) Douglas H. Sass
	07) William L. Hiott, Jr.	16) Sheryl G. Sharry
	08) Richard W. Hutson, Jr.	17) Thaddeus T. Shuler
	09) Charles G. Lane	18) Eugene H. Walpole, IV

The Board of Directors recommends a vote FOR the following proposal:							For	Against	Abstain

2.	To ratify the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2023.						☐	☐	☐

3.	To transact such other business as may properly come before the meeting.

The undersigned hereby acknowledges receipt of the Company’s 2022 Annual Report on Form 10-K as filed with the Securities and Exchange Commission and the accompanying Notice of Meeting and Proxy Statement and hereby revokes any Proxy or Proxies heretofore given.

Please date and sign exactly as name(s) appear(s) hereon. Executors, Administrators, Trustees, etc., must so indicate when signing. If shares are held jointly, both owners should sign.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com and also at www.banksc.com

 D96760-P83067

BANK OF SOUTH CAROLINA CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS

KNOW ALL PERSONS BY THESE PRESENTS THAT I, the undersigned Shareholder of Bank of South Carolina Corporation (the “Company”) do hereby appoint Glen B. Haynes, DVM, Sheryl G. Sharry, and Elizabeth M. Hagood, (no officer or employee of the Company or any subsidiary may be appointed), or any one of them, with full power to act alone, my true and lawful attorney(s) with full power of substitution, to vote on behalf of the undersigned all shares of common stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at The Bank of South Carolina, 256 Meeting Street, Charleston, South Carolina on Tuesday, April 11, 2023 at 2:00 p.m., or at any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present upon the matters stated on the reverse side.

Each properly executed Proxy will be voted in accordance with specifications made hereon. If no specification is made, the shares represented by this Proxy will be voted “FOR ALL” on Proposal 1 and “FOR” Proposal 2. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote.

Please date and sign exactly as name(s) appear(s) hereon. Executors, Administrators, Trustees, etc., must so indicate when signing. If shares are held jointly, both owners should sign.

CONTINUE AND SIGN ON THE REVERSE SIDE